                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-KA

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       APRIL 21, 1997 (FEBRUARY 6, 1997)
                       ---------------------------------
                Date of Report (Date of earliest event reported)

                                 RENT-WAY, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

       PENNSYLVANIA                   000-22026                  25-1407782
       ------------                   ---------                  ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of corporation)                                         Identification No.)

3230 WEST LAKE ROAD, ERIE, PENNSYLVANIA                        16505
---------------------------------------                        -----
(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code:             (814) 836-0618
                                                                --------------

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

On February 6, 1997, Rent-Way, Inc. (the "Company") acquired all of the outstanding shares of Perry Electronics, Inc. d/b/a Rental King ("Rental King") for consideration of $23.8 million of which $17.9 million was paid in cash. Prior to the acquisition, Rental King was wholly owned by Robert L. Thomas, Norma J. Thomas, Randall L. Snyder and Niki L. Snyder. The amount and form of consideration paid to such persons for the stock of Rental King was determined through arms length negotiations. Pursuant to the terms of the acquisition, $2.0 million of the purchase price was placed in escrow and held subject to the terms on the escrow agreement. The escrow agreement provides for release pending completion of an audit of Rental King's financial statements. The cash paid in the acquisition was provided for from the net proceeds of a $20.0 million private placement of subordinated convertible debentures with a 7% interest rate due in 2007 and with funds drawn on the Company's existing credit agreement with National City Bank of Pennsylvania.

Rental King operated a chain of 70 rental-purchase stores located in Colorado, Florida, Indiana, Kentucky, Michigan, Ohio and West Virginia. Annual revenues for Rental King were approximately $24.0 million.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

           Page
           a.   Financial statements of business acquired.
                Audited Financial Statements of Perry Electronics, Inc. d/b/a Rental King

                Report of Independent Accountants                                                            4

                Balance Sheets - December 31, 1996 and 1995                                                  5

                Statements of Operations - Years Ended
                December 31, 1996 and 1995                                                                   6

                Statement of Shareholders' Equity - Years
                Ended December 31, 1996 and 1995                                                             7

                Statements of Cash Flows - Years Ended
                December 31, 1996 and 1995                                                                   8

                Notes to Financial Statements                                                                9

            b.  Pro Forma Financial Information.
                Rent-Way, Inc. and Perry Electronics, Inc. d/b/a Rental King Pro Forma Information

                Unaudited Pro Forma Consolidated Balance Sheet - December 31, 1996                          14

                Notes to Unaudited Pro Forma Consolidated Balance Sheet                                     15

                Unaudited Pro Forma Consolidated Statement of Income
                For the Three Months Ended December 31, 1996                                                16

                Unaudited Pro Forma Consolidated Statement of Income -
                For the Year Ended September 30, 1996                                                       17

                Notes to Unaudited Pro Forma Consolidated Statements of Income                              18

           c. Exhibits in Accordance with the Provisions of Item 601 of Regulation S-K:

               Exhibit

               (2)-7 Stock Purchase Agreement between Rent-Way, Inc., Perry Electronics, Inc. d/b/a Rental King, Robert L. Thomas, Norma J. Thomas, Randall L. Snyder and Niki L. Snyder dated January 24, 1997.*

               (2)-8 Closing Letter Agreement. Amendment to the Stock Purchase Agreement Perry Electronics, Inc. d/b/a Rental King, Robert L. Thomas, Norma J. Thomas, Randall L. Snyder and Niki L. Snyder dated January 24, 1997.*

               *Previously filed.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     RENT-WAY, INC.
                                               -------------------------
                                                      (Registrant)

Date    April 21, 1997                           /s/ JEFFREY A. CONWAY
      -----------------                        -------------------------
                                                      (Signature)
                                                   JEFFREY A. CONWAY
                                                CHIEF FINANCIAL OFFICER

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Shareholders
Perry Electronics, Inc.:

We have audited the accompanying balance sheets of Perry Electronics, Inc. as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perry Electronics, Inc. as of December 31, 1996 and 1995 and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                          COOPERS & LYBRAND L.L.P.

Cleveland, Ohio
March 28, 1997

                             PERRY ELECTRONICS, INC.

                                 BALANCE SHEETS
                        as of December 31, 1996 and 1995

                                                                                1996                      1995
                                                                          --------------             --------------
ASSETS

Cash                                                                      $      463,419             $      645,401
Accounts receivable                                                              141,897                    185,604
Prepaid expenses                                                                  23,340                     48,010
Note receivable, related parties                                                 205,674                    230,501
Insurance receivable - litigation settlements                                    550,000                     -
Deferred state and local income taxes                                             30,038                     30,027
Rental merchandise, net of accumulated depreciation totaling
     $9,031,811 and $8,782,692, respectively                                   6,994,500                  5,880,786
Property and equipment, net                                                    1,768,058                  1,468,858
Goodwill, net of accumulated amortization totaling $153,000
     and $91,800, respectively                                                   153,000                    214,200
Other assets                                                                      28,425                     27,634
                                                                          --------------             --------------
         Total assets                                                     $   10,358,351             $    8,731,021
                                                                          ==============             ==============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                                          $      593,826             $      658,310
Accrued payroll                                                                  509,115                    399,382
Accrued litigation settlement                                                    550,000                     -
Debt                                                                           2,539,485                  1,660,240
Notes payable, related parties                                                   824,000                    772,000
Other liabilities                                                                913,196                    921,278
                                                                          --------------             --------------
         Total liabilities                                                     5,929,622                  4,411,210
Commitments and Contingencies (see note 7)                                        -                          -

Shareholders' equity:
     Common stock, $6.25 stated value, 500
         shares authorized, 200 shares issued and outstanding                      1,250                      1,250
     Additional paid-in capital                                                    1,355                      1,355
     Retained earnings                                                         4,426,124                  4,317,206
                                                                          --------------             --------------
         Total shareholders' equity                                            4,428,729                  4,319,811
                                                                          --------------             --------------
         Total liabilities and shareholders' equity                       $   10,358,351             $    8,731,021
                                                                          ==============             ==============


   The accompanying notes are an integral part of these financial statements.

                             PERRY ELECTRONICS, INC.

                            STATEMENTS OF OPERATIONS
                 for the years ended December 31, 1996 and 1995

                                                                 1996                      1995
                                                           --------------            ---------------
REVENUES:

  Rental revenue                                           $   20,702,388            $    20,533,096
  Other revenue                                                 3,411,989                  3,027,144
                                                           --------------            ---------------
         Total revenues                                       24,114,377                  23,560,240

COSTS AND OPERATING EXPENSES:
  Depreciation and amortization:
    Rental merchandise                                          6,763,510                  6,861,655
    Property and equipment                                        674,191                    655,873
    Goodwill                                                       61,200                     61,200
  Salaries and wages                                            6,612,044                  6,096,236
  Advertising                                                   1,057,594                    901,416
  Occupancy                                                     1,720,730                  1,708,090
  Other operating expenses                                      5,664,250                  5,233,865
                                                           --------------            ---------------
         Total costs and operating expenses                    22,553,519                 21,518,335

         Income from operations                                 1,560,858                  2,041,905
                                                           --------------            ---------------

OTHER INCOME (EXPENSE):

  Interest expense                                               (278,858)                  (334,028)
  Interest income                                                  45,807                     43,230
  Other income (expense), net                                     204,387                    149,445
                                                           --------------            ---------------
         Income before income taxes                             1,532,194                  1,900,552

         Income tax expense                                        47,276                     58,173
                                                           --------------            ---------------
         Net income                                        $    1,484,918            $     1,842,379
                                                           ==============            ===============

Pro forma income data (unaudited) Note 8:
  Net income as reported                                   $    1,484,918            $     1,842,379
  Pro forma income tax expense                                    587,551                    715,802
                                                           --------------            ---------------
         Pro forma net income                              $      897,367            $     1,126,577
                                                           ==============            ===============


   The accompanying notes are an integral part of these financial statements.

                             PERRY ELECTRONICS, INC.

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                 for the years ended December 31, 1996 and 1995

                                                                             ADDITIONAL                             TOTAL
                                                 COMMON STOCK                  PAID-IN       RETAINED           SHAREHOLDERS'
                                           SHARES             AMOUNT           CAPITAL       EARNINGS              EQUITY
                                           ------             ------         ----------      --------           ------------
Balance at December 31, 1994                  200           $   1,250      $    1,355     $   4,023,827        $   4,026,432

     Net income                                                                               1,842,379            1,842,379

     Distribution to shareholders                                                            (1,549,000)          (1,549,000)
                                           ------           ---------      ----------     -------------        -------------

Balance at December 31, 1995                  200               1,250           1,355         4,317,206            4,319,811

     Net income                                                                               1,484,918            1,484,918

     Distribution to shareholders                                                            (1,376,000)          (1,376,000)
                                           ------           ---------      ----------     -------------        -------------

Balance at December 31, 1996                  200           $   1,250      $    1,355     $   4,426,124        $   4,428,729
                                           ======           =========      ==========     =============        =============


   The accompanying notes are an integral part of these financial statements.

                             PERRY ELECTRONICS, INC.

                            STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 1996 and 1995

                                                                                1996                      1995
                                                                          --------------            ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                              $    1,484,918            $     1,842,379
  Adjustments to reconcile net income to net cash
     provided by operating activities:
   Depreciation and amortization                                               7,498,901                  7,423,940
   Deferred state and local income taxes                                             (11)                    (8,631)
   (Gain) loss on sale of equipment                                               (1,171)                    23,653
   Changes in assets and liabilities:
     Rental merchandise                                                       (7,877,224)                (6,479,939)
     Accounts receivable                                                          43,707                    (70,925)
     Prepaid expenses                                                             24,670                    (11,341)
     Other assets                                                                   (791)                     8,014
     Accounts payable                                                            (64,484)                    54,215
     Accrued payroll                                                             109,733                     (4,977)
     Other liabilities                                                            (8,082)                    33,511
                                                                          --------------            ---------------
       Net cash provided by operating activities                               1,210,166                  2,809,899

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of equipment                                                        (982,470)                  (645,875)
  Proceeds from the sale of equipment                                             10,250                      7,555
                                                                          --------------            ---------------
       Net cash used in investing activities                                    (972,220)                  (638,320)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                                    1,550,000                    -
   Payments on borrowings                                                       (670,755)                  (587,724)
   Distributions to shareholders                                              (1,376,000)                (1,549,000)
   Payments on loans from related parties                                         24,827                     23,546
   Proceeds from loans to related parties                                         52,000                     39,000
                                                                          --------------            ---------------
       Net cash used in financing activities                                    (419,928)                (2,074,178)
                                                                          ---------------           ----------------

(Decrease) increase in cash                                                     (181,982)                    97,401

Cash at beginning of year                                                        645,401                    548,000
                                                                          --------------            ---------------

Cash at end of year                                                       $      463,419            $       645,401
                                                                          ==============            ===============

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                              $      271,314            $       330,293
    Income taxes                                                          $       67,459            $        36,830

Supplemental non-cash disclosure:
   Insurance receivables - litigation settlements                         $     (550,000)           $        -
   Accrued litigation settlements                                         $      550,000            $        -

   The accompanying notes are an integral part of these financial statements.

                            PERRY ELECTRONICS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       The significant accounting policies and practices followed by the Perry Electronics, Inc. d/b/a Rental King (the "Company") are as follows:

       DESCRIPTION OF BUSINESS: The Company operates a chain of 70 rental-purchase stores in Ohio, West Virginia, Michigan, Kentucky, Florida, Indiana, and Colorado that rent durable household products such as home entertainment equipment, furniture, major appliances, as well as, jewelry to consumers on a weekly, bi-weekly, semi-monthly, or monthly basis.

       CORPORATE STATUS: The Company's shareholders have elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code, effective January 1, 1987. Under those provisions, the Company does not pay federal or certain state or local income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on their respective shares of the Company's taxable income. However, the Company pays certain state and city income taxes as provided by the various state and city statutes where the Company is conducting business.

       CASH: The Company has concentrated its credit risk for cash by maintaining deposits at a single bank located in Stark County, Ohio. Accounts are insured by the federal deposit insurance corporation up to $100,000.

       RENTAL MERCHANDISE, RELATED RENTAL REVENUE AND DEPRECIATION: Rental merchandise is rented to customers pursuant to rental agreements with maximum terms from twelve to twenty-four months which provide for either weekly, bi-weekly, semi-monthly, or monthly payments collected in advance. The rental arrangement may be terminated at any time by the customers and if terminated, the rental merchandise is returned to the Company. Rental revenue is recognized when collected, since at the time of collection of the rental, merchandise has been placed in service and costs of installation and delivery have been incurred. This method of revenue recognition does not produce materially different results than if rental revenue was recognized over the agreed upon rental period. At any time during the agreement the individual can acquire the item or if all periodic payments are made the individual takes ownership of the merchandise.

       Merchandise rented to customers or available for rent is classified in the balance sheet as rental merchandise and is valued at cost and depreciated over eighteen months by the straight-line method beginning on the first rental date. Write-offs of rental merchandise arising from customers' failure to return merchandise and losses due to excessive wear and tear of merchandise are recognized using the direct write-off method, which is materially consistent with the results that would be recognized under the allowance method.

       OTHER REVENUE: Other revenue includes revenue from various services and charges to rental customers, including late fees, liability waiver fees, and sale of used merchandise.

       INTANGIBLE ASSETS: Goodwill is stated at cost less amortization calculated on a straight-line basis over a five year period.

       ADVERTISING REBATES: The Company participates in vendor advertising rebate programs with the majority of its rental merchandise suppliers. Rebates are recognized in the period earned. On a quarterly basis, management calculates the amount of the rebate and either submits a request for payment or credits the balance due the respective vendor.

       FAIR VALUE OF FINANCIAL INSTRUMENTS: Management has determined that the carrying amount of financial instruments, as reported on the balance sheet, approximates fair value.

       BALANCE SHEET PRESENTATION: The Company presents an unclassified balance sheet since its operating cycle exceeds a one year period which is consistent with industry practice.

                             PERRY ELECTRONICS, INC.

       PROPERTY AND EQUIPMENT: Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred and additions and improvements that significantly extend the lives of depreciable assets are capitalized. Upon sale or other retirement of depreciable property, the cost and accumulated depreciation are removed from the related accounts and any gain or loss is reflected in operations.

       Depreciation is computed on the straight-line and accelerated methods based on the estimated useful lives of the depreciable assets as follows:

                  Vehicles                                          5 years
                  Equipment, furniture and fixtures               5-7 years
                  Leasehold improvements                            5 years

       USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from these estimates.

2.     PROPERTY AND EQUIPMENT:

       Property and equipment consist of the following:

                                                                        1996                      1995
                                                                   -------------              ------------
           Vehicles                                                $   2,547,143              $  2,249,876
           Equipment, furniture and fixtures                           2,014,096                 1,699,297
           Leasehold improvements                                        758,269                   631,785
                                                                   -------------              ------------
                                                                       5,319,508                 4,580,958
           Less accumulated depreciation and amortization              3,551,450                 3,112,100
                                                                   -------------              ------------
                                                                   $   1,768,058              $  1,468,858
                                                                   =============              ============

       Depreciation and amortization expense totaled $674,191 and $655,873 for the years ended December 31, 1996 and 1995, respectively.

3.     DEBT:

       Debt consists of the following:

                                                                                                     1996             1995
                                                                                                  ----------       ---------
       Note payable to a financial institution - term note for $1,608,664 collateralized by substantially all the assets of the Company, the principal is payable in 46 equal monthly installments of $35,000 and matures March 1997. Interest is payable monthly at 2.25% over the financial institution's prime rate (10.50% and 10.75% at December 31,
       1996 and 1995, respectively).                                                              $  103,664        $ 523,664

       Note payable to a financial institution - term note for $977,000 collateralized by substantially all the assets of the Company. Terms of the financing require interest only from January 1993 through May 1995 payable in monthly installments at 2.25% over the financial institution's prime rate (10.50% and 10.75% at December 31, 1996 and 1995, respectively). The principal is payable in consecutive monthly installments of $24,521 commencing August 1995 and matures
       November 1997.                                                                                260,143          554,395

                             PERRY ELECTRONIC, INC.

3.     DEBT, Continued:

       Line of credit with a financial institution - collateralized by substantially all of the assets of the Company, interest is payable on a monthly basis and matures in June 1997 at 1.75% over the financial institution's prime rate
       (10.50% December 31, 1996).                                                                 1,550,000            -

       Various vehicle notes, payable in monthly installments ranging from
       $434 to $812, including interest ranging from 6.487% to 9.527% payable through October
       1998.                                                                                         625,678          582,181
                                                                                                  ----------       ----------
                                                                                                  $2,539,485       $1,660,240
                                                                                                  ==========       ==========

       Aggregate annual maturities of debt for years subsequent to December 31, 1996 are as follows:

                  1997                            $  2,265,453
                  1998                                 184,455
                  1999                                  89,577
                                                  ------------
                           Total                  $  2,539,485
                                                  ============

       The Company must comply with certain debt covenants, such as net worth, net current assets, rental obligations, fixed asset acquisition, and transactions with related parties. At December 31, 1996 and December 31, 1995, the Company was in violation of several covenants, including net worth and the transactions with related parties (See Note 8).

       At December 31, 1995, the Company had an unused line of credit for borrowings up to $1,750,000. Subsequent to December 31, 1996, certain portions of debt were refinanced (See Note 8).

4.     LEASES:

       The Company leases certain real estate and under noncancelable operating leases which generally require the payment of taxes, insurance, and maintenance costs by the Company.

       Corporate and selected store facilities are rented by the Company under five lease agreements from the Company's major shareholder. Rental payments of $10,058 are due monthly as of December 31, 1996, on leases that expire through February 28, 1999. Rent expense on leases with the majority shareholder was $136,560 and $136,560, for the years ended December 31, 1996 and 1995, respectively.

       All other store facilities are rented by the Company under lease agreements with various lessors. Rental payments of $142,088 are due monthly on leases that are on a month-to-month basis or which expire at various times through June 13, 2001, with various options for renewals. Rent expense related to these leases was $1,584,170 and $1,571,530 for the years ended December 31, 1996 and 1995, respectively.

       Future minimum lease payments under leases with initial or remaining noncancelable lease terms in excess of one year as of December 31, 1996 are as follows:

                  1997                            $  1,358,746
                  1998                                 945,578
                  1999                                 624,840
                  2000                                 229,078
                  2001 and thereafter                   94,748
                                                  ------------
                    Total minimum
                    lease payments                $  3,252,990
                                                  ============

       Total rental expense for all operating leases was $1,720,730 and $1,708,090 for the years ended December 31, 1996 and 1995, respectively

                            PERRY ELECTRONICS, INC.

5.     RELATED PARTY TRANSACTIONS:

       The Company has notes receivable due from the principal shareholders of $205,674 and $230,501 at December 31, 1996 and 1995, respectively.
       Interest is payable on a monthly basis and accrues at rates ranging from 8.75% to 10.25%, maturing periodically through January 2004 (See Note
       8). Interest income on these notes receivable was $22,826 and $12,682 in 1996 and 1995, respectively.

       Additionally, the Company has demand notes payable due to the principal shareholders of $824,000 and $772,000 at December 31, 1996 and 1995, respectively. Principal and interest are payable on a monthly basis. Interest accrues at rates ranging from 1.75% to 2.50% over the financial institution's prime rate (8.25% and 8.50% at December 31, 1996 and 1995, respectively). A portion of these loans are subordinate to the term loans entered into by the financial institutions (See Note 8). Interest expense on these notes payable was $84,000 and $78,100 in 1996 and 1995, respectively.

6.     PROFIT SHARING PLAN:

       A discretionary profit-sharing plan covering substantially all employees was adopted by the Company effective January 1, 1990. Contributions to the profit-sharing plan are determined by the Company's principal shareholders. For the years ended December 31, 1996 and 1995, contributions totaled $100,000 and $120,000 respectively.

7.     COMMITMENTS AND CONTINGENCIES:

       The Company is subject to commitments, legal proceedings and claims, which arise in the ordinary course of business. In management's opinion, the amount of ultimate liability from such matters will not materially affect the financial position or operating results of the Company.

       The Company is subject to legal proceedings and claims in the ordinary course of its business that have not been finally adjudicated. Certain of these cases have resulted in contingent liabilities ranging from $450,000 to $1,040,000. One of these cases was settled in March 1997 for approximately $450,000 which has been accrued for in the Company's financial statements at December 31, 1996. One additional case has not been settled as of the date of this report, however, the Company has accrued $100,000 in connection with this case. Both cases are fully insured and the Company has accordingly recorded insurance receivables for $550,000 at December 31, 1996. The majority of the remaining claims are, in the opinion of management, also covered by insurance policies and therefore will not materially effect the financial position or results of operations of the Company.

8.     SUBSEQUENT EVENTS:

       Effective February 1, 1997, the Company was merged with Rent-Way, Inc. under the provisions of a Stock Purchase Agreement dated January 24, 1997. Concurrent with the merger, several portions of the financing disclosed in Note 3 were paid in full. Included in this transaction were notes payable to financial institutions including the line of credit for $1,550,000, the term note for $103,664, the term note for $260,143 and the related party note payable net of the related party note receivable of $618,326 plus additional line of credit borrowings and accrued interest since December 31, 1996. In addition, the Company has previously entered into an employment agreement whereby the Company is required to pay a severance package to an officer of the Company based upon a predetermined calculation of the Company's financial statement positions and other factors at the time of the sale and merger. The cost of the severance package has not been finalized by the Company; however, management estimates the cost to the Company will approximate $527,000.

       Prior to the merger with Rent-Way, Inc., the Company operated as an S Corporation and, as such, was not liable for federal and certain state and local income taxes. As a result, the earnings of the Company have been taxed for federal and certain state and local income tax purposes directly to the shareholders rather than to the Company. Cash distributions were regularly made by the Company, in part to fund shareholders for these liabilities.

                             PERRY ELECTRONICS, INC.

8.     SUBSEQUENT EVENTS, Continued:

       Accordingly, net income, as reported in the accompanying statements of operations does not include a provision for these income taxes.

       Effective with the merger, the Company will no longer be treated as an S Corporation and will be subject to all corporate federal and state and local income taxes. Accordingly, for informational purposes, the statements of operations include unaudited pro forma adjustments for additional income taxes which would have been recorded if the Company had been taxed as a C Corporation, based on the tax laws in effect during those periods.

       Unaudited pro forma income tax expense for each of the periods presented is as follows:

                                                        (Unaudited)
                                               ------------------------------
                                                  Years ended December 31,
                                               ------------------------------
                                                 1996                 1995
                                               ---------           ----------
              Current:
                  Federal                      $ 469,522           $   840,389
                  State and local                118,453               212,016
                                               ---------           -----------
                                                 587,975             1,052,405

              Deferred:
                  Federal                           (337)             (267,556)
                  State and local                    (87)              (69,047)
                                               ---------           -----------
                                                    (424)             (336,603)
                                               ---------           -----------
              Total                            $ 587,551           $   715,802
                                               =========           ===========

       The difference between unaudited pro forma income taxes at the statutory federal income tax rate of 34% and those reported in the statements of operations are as follows:

                                                                                (UNAUDITED)
                                                                          YEAR ENDED DECEMBER 31,
                                               ---------------------------------------------------------------------------
                                                                     % OF PRETAX                               % OF PRETAX
                                                   1996                 INCOME               1995                INCOME
                                               ----------            -----------          ----------           -----------
       Federal tax at statutory rate           $  520,946                34.00            $  646,187               34.00

       Additional state and local income
       taxes net of federal benefit                66,605                 4.34                69,615               3.66
                                               ----------             --------            ----------           --------
                                               $  587,551                38.34            $  715,802              37.66
                                               ==========             ========            ==========           ========

                                 RENT-WAY, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31,1996

                                                                                                              PRO FORMA
                                                                                           PRO FORMA          RENT-WAY
                                                    RENT-WAY          RENTAL KING         ADJUSTMENTS        RENTAL KING
                                                   -----------       ------------         -----------       -------------
ASSETS

Cash                                               $   218,388       $   463,419                            $    681,807
Prepaid expenses                                     1,668,548            23,340                               1,691,888
Rental merchandise,net                              21,091,472         6,994,500        $   (338,754)(2)      27,747,218
Deferred income taxes                                1,473,522                             1,201,515 (2)       2,675,037
Property and equipment, net                          4,890,310         1,768,058            (884,029)(2)       5,774,339
Goodwill, net                                       21,774,297           153,000          13,180,539 (3)      35,107,836
Deferred financing costs, net                          590,326                               900,000 (4)       1,490,326
Prepaid consulting fee                                 997,024                                                   997,024
Other assets                                         1,511,904           956,034             500,000 (3)       2,967,938
                                                  ------------       -----------        ------------        ------------
      Total assets                                $ 54,215,791       $10,358,351        $ 14,559,271        $ 79,133,413
                                                  ============       ===========        ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable                                   $ 1,414,894       $   593,826                            $  2,008,720
Other liabilities                                    1,678,732         1,972,311                               3,651,043
Income tax payable                                   1,261,992                                                 1,261,992
Debt                                                18,213,090         3,363,485        $ (1,012,000)(4)      20,564,575
Convertible subordinated debentures                                                       20,000,000 (4)      20,000,000
                                                  ------------       -----------        ------------        ------------
     Total liabiilities                             22,568,708         5,929,622          19,596,842          47,486,330

SHAREHOLDERS' EQUITY (DEFICIT):

Common stock                                        28,187,400             1,250              (1,250)(2)      28,187,400
Additional paid-in capital                                   -             1,355              (1,355)(2)             -
Retained earnings (deficit)                          3,459,683         4,426,124          (4,426,124)(2)       3,459,683
                                                  ------------       -----------        ------------        ------------
     Total shareholders' equity                     31,647,083         4,428,729          (4,428,729)         31,647,083
     Total liabilities and
                                                  ------------       -----------        ------------        ------------
          Shareholders' equity                     $54,215,791       $10,358,351        $ 14,559,271        $ 79,133,413
                                                  ============       ===========        ============        ============


            See notes to unaudited condensed pro forma balance sheet

RENT-WAY, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(1)    BASIS  OF PRESENTATION

       The unaudited pro forma condensed consolidated balance sheet has been prepared assuming the acquisition of and Perry Electronics d/b/a Rental King was consummated on December 31, 1995 The acquisition has been accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion No. 16, and accordingly, the purchase price has been allocated to the net assets acquired based on historical information available to management and preliminary estimates of fair market value.

(2) The excess purchase prices over the fair value of the net assets of Rental King were calculated as follows:

        Purchase price:
              Cash                                                $ 17,888,000
              Other acquisition and closing costs                      200,000
                                                                  ------------
                 Total purchase price                               18,088,000

          Net assets as reported                                    (4,428,729)
          Plus fair value adjustments:                                       -
               Adjustment to record rental
                  merchandise at fair value                            338,754
               Adjustment to record deferred
                  income taxes                                      (1,201,515)
               Adjustment to record property and
                  equipment at fair value                              884,029
                                                                  ------------
          Excess purchase price over fair value
             of net assets                                        $ 13,680,539
                                                                  ============


(3) The excess purchase price over the fair value of the net assets was allocated to assets and liabilities based on historical information and preliminary estimates of fair value. The final purchase price allocation is subject to refinement upon completion of a review of rental merchandise, property and equipment, intangibles and certain accrued liabilites. The excess of purchase price over the fair value of net assets was allocated to non-compete agreements and goodwill as follows:

                Adjustment to record non-compete
                   agreement                                   $   500,000
                 Adjustment to recognize goodwill               13,180,539
                                                               -----------
          Excess purchase price over fair value
             of net assets                                     $13,680,539
                                                               ===========

(4) The unaudited pro forma condensed consolidated balance sheet has been prepared assuming borrowings from the Company's senior revloving credit facility and convertible subordinated debentures were used to pay for the acquisitions and related acquisition costs of Rental King. The borrowings from Rent-Way Inc.'s senior revolving credit facility and convertible subordinated debentures were applied and obtained as follows:

                                                            Total
                                                        ------------
           Cash payment                                  $17,888,000
            Payment of acquisition and closing
                costs                                        200,000
            Placement fee related to issuance

              convertible subordinated debentures            900,000
            Borrowings to refinance existing debt          2,504,604
                                                         -----------

            Total borrowings                             $21,492,604
                                                         ===========

             Senior revolving credit facility            $ 1,492,604
             Convertible subordinated debentures          20,000,000
                                                         -----------

             Total borrowings                            $21,492,604
                                                         ===========

                                 RENT-WAY, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1996

                                                                                                              PRO FORMA
                                                                                       PRO FORMA             RENT-WAY &
                                                RENT-WAY         RENTAL KING          ADJUSTMENTS            RENTAL KING
                                             -------------      -------------        -------------          -------------
REVENUES:

Rental revenue                                $ 13,689,843         $ 5,284,016                               $ 18,973,859
Other revenue                                    1,974,055             882,070                                  2,856,125
                                              ------------         -----------         ---------             ------------
   Total revenues                               15,663,898           6,166,086                 -               21,829,984

COSTS AND OPERATING EXPENSES:
Depreciation and amortization:
   Rental merchandise                            3,700,681           1,633,824                                  5,334,505
   Property and equipment                          276,125             253,318                                    529,443
   Amortization of goodwill                        306,212              15,300         $ 149,457 (1)              470,969
Salaries and wages                               4,368,970           2,100,268          (150,000)(2)            6,319,238
Advertising                                        823,374             366,595                                  1,189,969
Occupancy                                        1,034,984             393,470                                  1,428,454
Other operating expenses                         3,016,066           1,082,173            25,000 (3)            4,123,239
                                              ------------         -----------         ---------             ------------
 Total costs and

     Operating expenses                         13,526,412           5,844,948            24,457               19,395,817
                                              ------------         -----------         ---------             ------------
     Operating income                            2,137,486             321,138           (24,457)               2,434,167

OTHER INCOME (EXPENSE):
Interest expense                                  (375,496)           (190,072)         (159,928)(4)             (725,496)
Deferred financing expense                               -                               (20,000)(5)              (20,000)
Interest income                                        505              11,531                                     12,036
Other income(expense), net                          (2,071)             66,018                                     63,947
                                              ------------         -----------         ---------             ------------
   Income before income taxes                    1,760,424             208,615          (204,385)               1,764,654
                                              ------------         -----------         ---------             ------------
Income tax expense (benefit)                       811,033              44,676           (17,970)(6)              873,679
                                              ------------         -----------         ---------             ------------
  Income before extraordinary item                 949,391             163,939          (222,355)                 890,975
Extraordinary item                                (269,017)                                                      (269,017)
                                              ------------         -----------         ---------             ------------
   Net income                                      680,374             163,939          (222,355)                 621,958
Redeemable preferred stock,                              -
   Gain on redemption                              280,175                                                        280,175
                                              ------------         -----------         ---------             ------------
Earnings applicable to
  Common shares                               $    960,549         $   163,939         $(222,355)            $    902,133
                                              ============         ===========         =========             ============
Fully diluted weighted average
  Common shares outstanding (8)                  7,026,327                                                      7,026,327
                                              ============                                                   ============
Fully diluted earnings per
  Common share                                $       0.14                                                   $       0.13
                                              ============                                                   ============


         See notes to unaudited pro forma condensed statements of income.

                                 RENT-WAY, INC.
               UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                          YEAR ENDED SEPTEMBER 30, 1996

                                                                                                           PRO FORMA
                                                                                       PRO FORMA          RENT-WAY &
                                                RENT-WAY         RENTAL KING          ADJUSTMENTS         RENTAL KING
                                              ------------      -------------       -------------        --------------
REVENUES:

Rental revenue                                $ 43,890,708      $ 20,702,388                             $ 64,593,096
Other revenue                                    7,280,629         3,411,989                               10,692,618
                                              ------------      ------------         ------------        ------------
     Total revenues                             51,171,337        24,114,377                    -          75,285,714
COSTS AND OPERATING EXPENSES:
Depreciation and amortization:
   Rental merchandise                           13,229,173         6,763,510                               19,992,683
   Property and equipment                          775,169           674,191                                1,449,360
   Amortization of goodwill                        874,668            61,200         $    597,827 (1)       1,533,695
Salaries and wages                              13,100,891         6,612,044             (600,000)(2)      19,112,935
Advertising                                      2,123,324         1,057,594                                3,180,918
Occupancy                                        3,269,406         1,720,730                                4,990,136
Other operating expenses                        11,147,645         5,664,250              100,000 (3)      16,911,895
                                              ------------      ------------         ------------        ------------
  Total costs and

       Operating expenses                       44,520,276        22,553,519               97,827          67,171,622
                                              ------------      ------------         ------------        ------------
       Operating income                          6,651,061         1,560,858              (97,827)          8,114,092
OTHER INCOME (EXPENSE):
Interest expense                                (1,493,143)         (278,858)          (1,121,142)(4)      (2,893,143)
Deferred financing expense                         (93,649)                -              (80,000)(5)        (173,649)
Interest income                                     60,267            45,807                                  106,074
Other income, net                                  103,838           204,387                                  308,225
                                              ------------      ------------         ------------        ------------
     Income before income taxes                  5,228,374         1,532,194           (1,298,969)          5,461,599
                                              ------------      ------------         ------------        ------------
Income tax expense (benefit)                     2,381,062            47,276              (22,964)(6)       2,405,375
                                              ------------      ------------         ------------        ------------
     Net income                                  2,847,312         1,484,918           (1,276,005)          3,056,224
Preferred stock
    Dividend requirements                         (128,969)                -                                 (128,969)
                                              ------------      ------------         ------------        ------------
Earnings applicable to
   Common shares                              $  2,718,343      $  1,484,918         $ (1,276,005)       $  2,927,255
                                              ============      ============         ============        ============
Fully diluted weighted average
  Common shares outstanding (8)                  6,070,445                                                  6,070,445
                                              ============                                               ============
Fully diluted earnings per
   Common share                               $       0.45                                               $       0.48
                                              ============                                               ============


        See notes to unaudited pro forma condensed statements of income.

                                 RENT-WAY, INC.
                NOTES TO PRO FORMA CONDENSED STATEMENTS OF INCOME
                                   (UNAUDITED)

(1)   Adjustment to recognize amortization of goodwill on a straight line basis over twenty years.

          Three months ended December 31, 1996 for Rental King                                              $     149,457
          Year ended September 30, 1996 for Rental King                                                     $     597,827


(2)   Salaries and wages have been adjusted for the elimination of the former owners of Rental King

          Three months ended December 31, 1996 for Rental King                                              $    (150,000)
          Year ended September 30, 1996 for Rental King                                                     $    (600,000)


(3)   Adjustment for amortization of non-compete agreements:

          Three months ended December 31, 1996 for Rental King                                              $      25,000
          Year ended September 30, 1996 for Rental King                                                     $     100,000


(4)   Adjustment to record interest expense on borrowings for acquisitions offset by elimination of debt of Rental King.

          Three months ended December 31, 1996 for Rental King                                              $    (159,928)
          Year ended September 30, 1996 for Rental King                                                     $  (1,121,142)

(5)   Adjustment to record amortization of deferred financing costs on straight line basis over ten years.

          Three months ended December 31, 1996 for Rental King                                              $     (20,000)
          Year ended September 30, 1996 for Rental King                                                     $     (80,000)


(6)   Adjustment to record income tax expense as if Rental King had been treated as a C Corporation.
      Income tax expenses of $587,551 (see Note 8 to audited financial statements for year ended
      December 31,  1996) is offset by the benefit of Pro Forma adjustments taxed at 47%.

          Three months ended December 31, 1996 for Rental King                                              $      17,970
          Year ended September 30, 1996 for Rental King                                                     $     (22,964)


(7)   Assumes no conversion of the Company's convertible subordinated notes or convertible subordinated debentures because the effect of such conversion is non-dilutive to fully diluted earnings per common share.